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                                                                   Exhibit 99.8

Letter Re: Unaudited Interim Financial Information

May 2, 2008

The Bear Stearns Companies Inc.
383 Madison Avenue
New York, NY 10179

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited condensed consolidated interim financial information of The Bear Stearns Companies Inc. and subsidiaries for the three-month periods ended February 29, 2008 and February 28, 2007, and have issued our report dated April 14, 2008 (which report included explanatory paragraphs referring to substantial doubt about the Company's ability to continue as a going concern, and the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109). As indicated in such reports, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, appearing as Exhibit No. 99.4 to JPMorgan Chase & Co.'s Current Report on Form 8-K filed on April 16, 2008, is being incorporated by reference in the following JPMorgan Chase & Co. Registration Statements:

   Filed on Form S-3:                            Filed on Form S-8:
       Registration Statement No. 333-14959         Registration Statement No. 033-54547
       Registration Statement No. 333-19719         Registration Statement No.333-31634
       Registration Statement No. 333-22437         Registration Statement No.333-31666
       Registration Statement No. 333-37567         Registration Statement No.333-47350
       Registration Statement No. 333-42807         Registration Statement No.333-64476
       Registration Statement No. 333-52826         Registration Statement No.333-73119
       Registration Statement No.333-68500          Registration Statement No.333-92217
       Registration Statement No.333-116771         Registration Statement No.333-112967
       Registration Statement No.333-116773         Registration Statement No.333-125827
       Registration Statement No.333-116775         Registration Statement No.333-142109
       Registration Statement No.333-116822         Registration Statement No.333-145108
       Registration Statement No.333-117770
       Registration Statement No.333-117775
       Registration Statement No.333-117785
       Registration Statement No.333-126750
       Registration Statement No.333-128506
       Registration Statement No.333-130051
       Registration Statement No.333-146220

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP
New York, New York